Exhibit 23.1(d)
The Board of Directors
Inland Retail Real Estate Trust, Inc.
          We consent to the use of our report dated February 15, 2000 related to the Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999, our report dated March 18, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of
Boynton Commons Shopping Center for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, our report dated August 26, 1999 related to the Historical Summary of
Gross   Income  and  Direct  Operating  Expenses  of  Bridgewater
Marketplace for the period from January 1, 1999 through June 30, 1999, our report dated August 30, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, our report dated October 15, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping Center for the year ended December 31, 1998, our report dated April 27, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Casselberry Commons for the year ended December 31, 1998, our report dated February 1, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, and our report dated April 15, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Shopping Center for the year ended December 31, 1999, included in Supplement No. 12 which is included as part of the Post-Effective Amendment No. 4 to the Registration Statement of Form S-11 filed by Inland Retail Real Estate Trust, Inc. We consent to the incorporation by reference in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 filed by Inland Retail Real Estate Trust, Inc. of our report dated September 18, 1998 related to the Consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc., our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and our report dated October 20, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in Supplement No. 12 which is included as part of the Post Effective Amendment No. 4.
                              /s/ KPMG LLP

Chicago, Illinois
May 2, 2000